EXHIBIT 5.1

                   [Golden State Bancorp Inc. Letterhead]



                                           May 18, 2000


 Board of Directors
 Golden State Bancorp Inc.
 135 Main Street
 San Francisco, California 94105

 Dear Ladies and Gentlemen:

           I am Senior Vice President and Secretary of Golden State Bancorp Inc., a Delaware corporation (the "Company"), and as such have acted as counsel in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration of 3,906,323 shares (the "Shares") of the Company's common stock, $1.00 par value per share, relating to sales, if any, of the Shares by the selling stockholder named therein.

           This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

           In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. I have also participated in the preparation and filing of the Registration Statement with the Commission. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

           I am admitted to the bar in the State of California and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and federal laws of the United States of America.

           Based on the above, upon and subject to the foregoing, I am of the opinion that the Shares are legally issued, fully paid and non-assessable.

           I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                          Very truly yours,


                          /s/ Vanessa L. Washington
                          ------------------------------------
                          Vanessa L. Washington
                          Senior Vice President and Secretary